SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K/A


   First Amendment to Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): June 10, 1998


                       CUTCO INDUSTRIES, INC.
      (Exact name of Registrant as specified in its Charter)


   NEW YORK                      0-5223                        11-1771806
(State or other        (Commission File Number)   (I.R.S. Employer I.D. Number)
 jurisdiction of
incorporation)


           6900 Jericho Turnpike, Syosset, New York         11791
              (Address of principal executive offices)           (zip code)


Registrant's telephone number, including area code:  (516) 677-0320



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Item 4.  Changes in Registrant's Certifying Accountant.


          On June 10, 1998, the Registrant dismissed Grant Thornton LLP ("Grant Thornton") as the Registrant's independent auditors. The dismissal, which was approved by the Board of Directors of Registrant, resulted solely from the Registrant's desire to curtail expenses for professional services.

          Grant Thornton's reports on the financial statements of Registrant for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          There were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report during either of the Registrant's two most recent fiscal years or any subsequent interim period preceding the dismissal of Grant Thornton as the Registrant's auditors.

          On June 10, 1998, Registrant's Board of Directors approved the selection of Nussbaum Yates & Wolpow, P.C. ("NY&W") as its new independent auditors. On June 10, 1998, NY&W accepted such appointment. Registrant has not previously consulted with NY&W regarding any accounting matters.


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Item 7. Financial Statements, Pro Forma
            Financial Information and Exhibits.


          Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a) Financial statements of business acquired. Not applicable.

          (b) Pro Forma Financial Information. Not applicable.

          (c)  Exhibits:  16.  Letter of Grant Thornton LLP


EXHIBIT INDEX

      Exhibit              Description                                Page

        16.           Letter of Grant Thornton                         5




            [Balance of page left blank intentionally.]

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                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CUTCO INDUSTRIES, INC.
                              (Registrant)



                              By:  /s/ Marvin W. Marcus
                                Marvin W. Marcus
                              Chairman of the Board
                                  (Signature)

Dated: June 24, 1998





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